Exhibit 1.4

Your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery.

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

TO DEPOSIT COMMON SHARES, SPECIAL SHARES
AND FIRST PREFERENCE SHARES, SERIES X
OF
DUNDEEWEALTH INC.

Pursuant to the Offer dated December 15, 2010 made by
THE BANK OF NOVA SCOTIA

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 12:01 A.M. (TORONTO TIME) ON JANUARY 20, 2011, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

USE THIS NOTICE OF GUARANTEED DELIVERY IF:

1.	YOU WISH TO ACCEPT THE OFFER BUT YOUR SHARE CERTIFICATES ARE NOT IMMEDIATELY AVAILABLE,

2.	YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER ON A TIMELY BASIS,

3.  YOUR SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery must be used to accept the offer (the “Offer”) set forth in the Offer to Purchase dated December 15, 2010 made by The Bank of Nova Scotia (the “Bank”) for share certificates representing common shares, Special Shares, Series C and Special Shares, Series D or First Preference Shares, Series X (cumulatively, the “Shares”) in the capital of DundeeWealth Inc. (“DundeeWealth”) only if certificates representing the Shares to be deposited are not immediately available or if the holder of Shares (each, a “Shareholder”) is not able to deliver the certificates and all other required documents to Computershare Investors Services Inc. (the “Depositary”) at or prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand, by courier, by mail or transmitted by facsimile to the Depositary at its principal office in Toronto, Ontario at the address or facsimile number, as applicable, set out below.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer and accompanying Circular dated December 15, 2010 (together, the “Offer and Circular”) shall have the meanings given to them in the Offer and Circular.

As set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”, if a Shareholder wishes to accept the Offer and either (i) the certificates representing such Shareholder’s Shares are not immediately available or (ii) such Shareholder cannot deliver the certificates and Letter of Transmittal to the Depositary by the Expiry Time, those Shares may nevertheless be deposited under the Offer, provided that all of the following conditions are met:

(a)	such deposit is made only at the principal office of the Depositary in Toronto, Ontario by or through an Eligible Institution;

(b)	this Notice of Guaranteed Delivery (or a manually signed facsimile hereof), properly completed and duly executed, including a guarantee to deliver by an Eligible Institution in the form specified below, is received by the Depositary at its principal office in Toronto, Ontario as set out below, at or prior to the Expiry Time; and

(c)	the certificate(s) representing the Deposited Shares in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), in the form accompanying the Offer and Circular, relating to such Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by the Letter of Transmittal, are received by the Depositary by 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Regulatory Authority or banks or trust companies in the United States.

The undersigned understands and acknowledges that under no circumstances will interest accrue or be paid by the Bank or the Depositary to persons depositing Shares on the consideration for Shares purchased by the Bank, regardless of any delay in making such payment, and that the consideration for Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for Shares delivered to the Depositary before the Expiry Time, even if Shares to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Shares is not made, until after the take up and payment for Shares under the Offer.

Each authority herein conferred or agreed to be conferred is irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

TO:	THE BANK OF NOVA SCOTIA

AND TO:	COMPUTERSHARE INVESTORS SERVICES INC., AS DEPOSITARY

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO ANY OFFICE OTHER THAN THE TORONTO OFFICE OF THE DEPOSITARY AS SET FORTH BELOW OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN THE NUMBER SET FORTH BELOW DOES NOT CONSTITUTE DELIVERY FOR PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Bank, upon the terms and subject to the conditions set forth in the Offer and in the related Letter of Transmittal, receipt of which is hereby acknowledged, Shares listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

(Please print or type. If space is insufficient, please attach a list to this Notice of
Guaranteed Delivery in the form below.)

		Class of Shares				Number of
		(please check one)				Shares
Certificate	Name and Address of Registered					Represented	Number of
Number(s)	Shareholder of Shares		Special	Special		by	Shares
(if available)	(please print)	Common	Series C	Series D	Series X	Certificate	Deposited*
		☐	☐	☐	☐

		☐	☐	☐	☐

		☐	☐	☐	☐

TOTAL

*	Unless otherwise indicated, the total number of Shares evidenced by all certificates delivered will be deemed to have been deposited. See Instruction 6 in the Letter of Transmittal, “Partial Deposits”.

(Daytime Area Code and Telephone Numbers)	(Signature of Shareholder)

(Date)	(Please Print Name of Shareholder)

GUARANTEE OF DELIVERY
(Not to be used for signature of guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary at its address in Toronto, Ontario set forth herein of the certificate(s) representing Shares deposited hereby, in proper form for transfer together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile thereof), relating to such Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by such Letter of Transmittal, are received at the Toronto, Ontario office of the Depositary by 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date.

Name of Firm	Authorized Signature

Address of Firm	Name (please print)

Title

Zip Code/Postal Code	Date

Area Code and Telephone Number

NOTE: If no election is made, there will be a deemed election for Bank Preferred Shares.

ELECTION FOR SHAREHOLDERS

OPTION 1 — ELECTION TO RECEIVE CASH

☐	Please check this box if you wish to receive $5.00 in cash for each of your Common Shares and/or Special Shares or $4.17 in cash for each of your Series X Shares as partial consideration for your Shares

The undersigned hereby elects to receive cash as partial consideration for all of his, her or its Shares deposited hereunder.

– OR –

OPTION 2 — ELECTION TO RECEIVE BANK PREFERRED SHARES

☐	Please check this box if you wish to receive 0.2 of one Bank Preferred Share for each of your Common Shares and/or Special Shares or 0.1667 of one Bank Preferred Share for each of your Series X Shares as partial consideration for your Shares

The undersigned hereby elects to receive Bank Preferred Shares as partial consideration for all of his, her or its Shares deposited hereunder.

– OR –

OPTION 3 — ELECTION TO RECEIVE A COMBINATION OF CASH AND BANK PREFERRED SHARES

☐	Please check this box if you wish to receive a combination of cash and/or Bank Preferred Shares as partial consideration for your Shares

The undersigned hereby elects to receive partial consideration for each of his, hers or its Shares in proportions consistent with the allocation below. For administrative purposes only (and for greater certainty without affecting the sale of each Share, for a combination of the following considerations), please calculate the partial consideration payable for the Shares as if they were being sold on the following basis:

             Shares for cash

             Shares for Bank Preferred Shares

The Depositary for the Offer is:

Computershare Investor Services Inc.

By Mail

P.O. Box 7021
31 Adelaide Street East
Toronto, Ontario M5C 3H2
Attention: Corporate Actions

By Hand or by Courier

100 University Avenue
9th Floor
Toronto, Ontario
M5J 2Y1
Attention: Corporate Actions

By Facsimile Transmission

Fax: (905) 771-4082

The Information Agent for the Offer is:

By Mail	By Registered, by Hand or by Courier
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-866-851-9601

E-mail: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

Any questions and requests for assistance or additional copies of the Offer and Circular, as varied from time to time, the Letter of Transmittal and this Notice of Guaranteed Delivery may be directed by Shareholders to the Depositary at the addresses set out above. You may also contact your broker, investment dealer, bank, trust company or other nominee for assistance concerning the Offer.